UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2021

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 704 885-2555

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 29, 2021, Glatfelter Corporation, a Pennsylvania corporation (“Glatfelter”), completed the acquisition of all of the outstanding equity interests of PMM Holding (Luxembourg) AG (the “Acquired Company”), pursuant to the previously announced Share Purchase Agreement, dated July 22, 2021 (the “Purchase Agreement”), between PHG Tea Leaves, Inc., a Delaware corporation and a wholly-owned subsidiary of Glatfelter (the “Buyer”), Ammon Ammon AG, a Liechtenstein company (the “Seller”), and the ultimate owners of the Seller. The Acquired Company is the parent company of the Jacob Holm group (the “Jacob Holm Group”). The aggregate consideration paid by Glatfelter for the Acquired Company was approximately $302 million, which included the repayment of the Jacob Holm Group’s outstanding bonds and certain other adjustments, and was funded using a portion of the net proceeds from Glatfelter’s previously announced issuance of $500 million in aggregate principal amount of 4.750% senior notes due 2029.

The Jacob Holm Group is a leading global manufacturer of premium quality spunlace nonwoven fabrics for critical cleaning, high performance materials, personal care, hygiene and medical applications.

The foregoing description of the acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to Glatfelter’s Current Report on Form 8-K filed with the SEC on July 23, 2021, and is incorporated herein by reference.

Item 8.01 Other events.

On October 29, 2021, Glatfelter issued a press release announcing the completion of the Transaction. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this item will be filed by January 14, 2022, which is the 71st calendar day following the date this Current Report was required to be filed with the U.S. Securities and Exchange Commission.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by January 14, 2022, which is the 71st calendar day following the date this Current Report was required to be filed with the U.S. Securities and Exchange Commission.

(d) The following exhibits are filed herewith:

99.1	Press release issued by Glatfelter on October 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

October 29, 2021	By:	/s/ Jill L. Urey
		Name:	Jill L. Urey
		Title:	Vice President, Deputy General Counsel & Corporate Secretary